UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50679	77-0487658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway
Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270

Registrant’s telephone number, including area code

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2025, Gillian Cannon, Ph.D., notified the Board of Directors (the “Board”) of Corcept Therapeutics Incorporated (the “Company”) of her resignation from the Board, effective as of October 10, 2025 (the “Effective Date”). Dr. Cannon did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, financial statements, policies or practices.

The Board thanks Dr. Cannon for her years of service and valuable contributions to the Company.

Consulting Services Agreement

In connection with Dr. Cannon’s resignation, the Company and Dr. Cannon entered into a Consulting Services Agreement (the “Agreement”), effective as of the Effective Date, pursuant to which Dr. Cannon will provide consulting services to the Board from the Effective Date until the 2026 meeting of stockholders of the Company. Pursuant to the Agreement, Dr. Cannon will be paid a cash fee of $5,708.33 per month. The Agreement further provides that during Dr. Cannon’s consulting term with the Company, Dr. Cannon’s previously awarded and currently outstanding stock options shall continue to vest according to the original vesting schedule of each such stock option.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	CORCEPT THERAPEUTICS INCORPORATED

	By:	/s/ Atabak Mokari
	Name:	Atabak Mokari
	Title:	Chief Financial Officer